UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 16, 2015, IAC/InterActiveCorp (“IAC”) and Match Group, Inc. (“Match Group”), a wholly-owned subsidiary of IAC, issued a press release announcing that Match Group had commenced: (i) a private exchange offer (the “Exchange Offer”) to eligible holders to exchange any and all of $500 million aggregate principal amount of outstanding 4.75% Senior Notes due 2022 issued by IAC (the “2022 IAC Notes”) for up to $500 million aggregate principal amount of new 6.75% Senior Notes due 2022 issued by Match Group, with registration rights; and (ii) a solicitation of consents to amend the indenture governing the 2022 IAC Notes.  The press release, which appears in Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

In addition, IAC issued a press release announcing that IAC had commenced: (i) a cash tender offer for its 4.875% Senior Notes due 2018 (the “2018 IAC Notes”) that will result in an aggregate principal amount of 2018 IAC Notes accepted for payment not exceeding (subject to increase, at IAC’s sole discretion) $400 million less the aggregate principal amount of the 2022 IAC Notes tendered and accepted in the Exchange Offer; and (ii) a solicitation of consents to amend the indenture governing the 2018 IAC Notes.  The press release, which appears in Exhibit 99.2 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 16, 2015, of IAC/InterActiveCorp and Match Group, Inc.
99.2	Press Release, dated October 16, 2015, of IAC/InterActiveCorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/S/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President and General Counsel

Date: October 20, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 16, 2015, of IAC/InterActiveCorp and Match Group, Inc.
99.2	Press Release, dated October 16, 2015, of IAC/InterActiveCorp